Exhibit B-109


                    ARTICLES OF ORGANIZATION
                               OF
                        PATRICK GAS, LLC


To:  THE OKLAHOMA SECRETARY OF STATE
     2300 N. Lincoln Blvd., 101 State Capitol
     Oklahoma City, Oklahoma 73105-4560
     (405) 522-4560


     The undersigned, for the purpose of forming a limited liability company pursuant to the provisions of 18 O.S., Section 2004, of the Oklahoma Limited Liability Company Act (the "Act"), does hereby execute the following Articles of Organization:


     FIRST.  The name of the limited liability company is Patrick
Gas, LLC (the "Company").

     SECOND. The street address of the principal place of business of the Company in the State of Oklahoma is: Two Warren
Place, 6120 S. Yale, Suite 810, Tulsa, Oklahoma  74136.

     THIRD. The name and address of the resident agent of the Company in the State of Oklahoma is: Patrick Energy Corp., Attn:
Mark A. Patrick, Two Warren Place, 6120 S. Yale, Suite 810 Tulsa,
Oklahoma  74136.

     FOURTH. The limited liability company is to have perpetual existence.

     FIFTH. The purpose for which the Company is formed is the transaction of any or all lawful business for which limited liability companies may be organized under the Act.

     IN WITNESS WHEREOF, these Articles of Organization have been executed on the 12th day of January, 2000, by the undersigned.

               SOLE ORGANIZER

               By:/s/Donald S. Smith
               Pray, Walker, Jackman, Williamson & Marlar
               900 ONEOK Plaza
               Tulsa, Oklahoma  74102




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                 AMENDED ARTICLES OF ORGANIZATION
                               OF AN
                OKLAHOMA LIMITED LIABILITY COMPANY


TO:  OKLAHOMA SECRETARY OF STATE
     2300 N. Lincoln Blvd.,
     101 State Capitol Building
     Oklahoma City, Oklahoma 73105-4897
     (405) 5224560

The undersigned, for purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011. does hereby execute the following amended articles:

1.  (A)  The name of the limited liability company: Patrick Gas, LLC.

    (B) The name of the limited liability company has been changed to:

    Patrick KLT Gas, LLC

2.  The date of filing of the original articles of organization:
January 13, 2000.

3. The street address of its principal place of business in this state:

      Two Warren Place      Tulsa    Oklahoma     74136
      61205 Yale
      Suite 810

      Street address        City     State        Zip Code

4.  The name and address of the registered agent in the state of
Oklahoma:

Patrick Energy Corp.,  Two Warren Place, Tulsa  OK      74136
Attn: Mark A. Patrick  61205. Yale,
		       Suite 810

Name                   Street Address    City   State  Zip Code

                  (P.O. BOXES ARE NOT ACCEPTABLE)

5. Set forth clearly any and all amendments to the articles of organization:

     "FIRST. The name of the limited liability company is Patrick
KLT Gas, LLC (the "Company")."


     Amended Articles of Organization must be signed by a manager.

               Dated:    January 17, 2000

               Manager:  Patrick Energy Corp.

               By:  /s/Mark A. Patrick
                    Mark A. Patrick, Vice President